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                                                                     Exhibit 8.1

                          EMPRESAS ICA, S.A.B. DE C.V.
                                    20-F 2006
                            SIGNIFICANT SUBSIDIARIES

      The following table sets forth our significant subsidiaries as of December 31, 2006, including the principal activity, country of incorporation, ownership interest and, if different, percentage of voting power held by us:

                                                                                                           OWNERSHIP  VOTING POWER
                     SUBSIDIARY                               PRINCIPAL ACTIVITY               DOMICILE     INTEREST      HELD
----------------------------------------------------------------------------------------------------------------------------------
Constructoras ICA, S.A. de C.V. ....................  Construction                              Mexico        100%        100%
Controladora de Operaciones de Infraestructura,
  S.A. de C.V. .....................................  Real estate and concessions               Mexico        100         100
Promotora e Inversora ADISA, S.A. de C.V. ..........  Real estate and heavy construction        Mexico        100         100
Controladora de Empresas de Vivienda, S.A. de C.V. .  Housing development                       Mexico        100         100
ICATECH Corporation.................................  International holding company         United States     100         100
Grupo Rodio Kronsa, S.A. ...........................  Sub-soil construction                     Spain          50          50
Ingenieros Civiles Asociados, S.A. de C.V. .........  Heavy and urban construction              Mexico        100         100
ICA -- Fluor Daniel, S. de R.L. de C.V. ............  Industrial construction                   Mexico         51          51
ICA Panama, S.A. ...................................  Highway construction concessionaire       Mexico        100         100
Constructora Internacional de Infraestructura,
  S.A. de C.V. .....................................  Consortium for the construction of the El Cajon hydroelectric
                                                      project                                   Mexico         75          75
Grupo Aeropotuario del Centro Norte, S.A. de C.V. .  Airport operations                         Mexico         48          53*

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*     Directly and through our interest in SETA.